                                                                    EXHIBIT 4.11

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          This Registration Rights Agreement (this "Agreement") is made and entered into as of February 24, 2000 by and among PC-Tel, Inc., a Delaware corporation (the "Company"), Raymond R. Shook, an individual, and Ronald H. Fraser, an individual, (collectively, the "Stockholders").

                                    RECITALS
                                    --------

          WHEREAS, the Company, the Stockholders, Voyager Technologies, Inc., a California corporation and VT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, are parties to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of February 23, 2000;

          WHEREAS, in order to induce the Company to enter into the Reorganization Agreement, and to induce the Stockholders to accept the Company's Common Stock pursuant to the Reorganization Agreement, the Stockholders and the Company hereby agree that this Agreement shall govern the rights of the Stockholders to cause the Company to register shares of Common Stock held by the Stockholders, and certain other matters contained herein.

     NOW, THEREFORE, in consideration of the premises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

     1.  REGISTRATION RIGHTS.  The Company covenants and agrees as, follows:
         -------------------

         1.1 Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the following respective meanings:

          (a) "Commission" shall mean the Securities and Exchange Commission or
               ----------
any successor agency.

          (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

          (c) "Form S-3" shall mean such form under the Securities Act as in
               ---------
effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

          (d) "Holder" shall mean any Stockholder who holds Registrable
               ------
Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 1.8 hereof.

          (e) "Restricted Securities" shall mean the securities of the Company
               ---------------------
required to bear or bearing a legend restricting transfer of such securities in compliance with the Securities Act.

          (f) "Registrable Securities" shall mean (i) 124,438 shares of the
               ------------------------
Company's Common Stock held by Mr. Shook and issued pursuant to the Reorganization Agreement,

(ii) 28,209 shares of the Company's Common Stock held by Mr. Fraser and issued pursuant to the Reorganization Agreement, and (iii) any Company Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii); provided, however, that
                                                         --------  -------
any shares described in clauses (i) through (iii) above which have been resold to the public shall cease to be Registrable Securities upon such resale.

          (g) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          (h) "Rule 144" shall mean Rule 144 as promulgated by the Commission
               --------
under the Securities Act, as such rules may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (i) "Rule 145" shall mean Rule 145 as promulgated by the Commission
               --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the commission.

          (j) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

     1.2  Company Registration.
          --------------------

          (a) If prior to October 19, 2000, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction pursuant to Rule 145 of the Commission, or a registration on any registration form which does not permit secondary sales, the Company will promptly give to each Holder written notice thereof and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within 15 days after receipt of such written notice from the Company except as set forth in Section 1.2(b) below. Such written request may specify all or a part of the Registrable Securities owned by Mr. Fraser and up to 77,426 of the Registrable Securities owned by Mr. Shook; provided, however, that the Company's obligation under this
                    --------  -------
Section 1.2 shall terminate upon the earlier to occur of (i) October 19, 2000, or (ii) after the Company has effected one (1) such registration pursuant to which the Holders have been provided with the opportunity to register their Registrable Securities under this Section 1.2, such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold.

          (b) Underwriting. The right of any Holder of Registrable Securities to
              ------------
include Registrable Securities in a registration pursuant to this Section 1.2 involving an underwritten public offering shall be conditioned upon the inclusion of such Registrable Securities in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section 1, if the managing underwriter or underwriters conclude in their sole discretion that the total amount of securities which the Company and any holders of securities having registration rights intends to include in such offering is such as to materially and adversely affect or jeopardize the offering, then the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities requested to be included. In such event, the Company shall so advise all Holders of Restricted Securities requesting registration, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders of Registrable Securities in proportion to the respective amounts of Registrable Securities held by them and, if a further limitation on the number of shares is required, the securities of the Company held by Holders of Registrable Securities shall be excluded from such registration. If any Holder of Registrable Securities requesting registration disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If by the withdrawal of such Registrable securities a greater number of shares of Registrable Securities held by other Holders of Registrable Securities may be included in such registration (up to the maximum of any limitation imposed by the underwriter), then the Company shall offer to all Holders of Registrable Securities who have included Registrable Securities in the registration the right to include additional Registrable securities in the same proportion used in determining the limitation imposed by the provisions of this Section 1.2(b).

          (c) Expenses of Company Registration.  All expenses incurred in
              --------------------------------
connection with any registrations, filings or qualifications pursuant to Section
1.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration shall be borne by the Company; provided, however, that the Company shall not be required to pay underwriting discounts and commissions applicable to the sale of Registrable Securities or fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included above).

     1.3  Form S-3 Registration.    In case the Company shall receive from any
          ---------------------
Holder or Holders a written request or request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of such Holder's or Holders' Registrable Securities, together with all of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.3: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the

Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.3; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; and

          (c) file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

All expenses incurred in connection with a registration requested pursuant to
Section 1.3, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders not to exceed $20,000 and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to the demand registration pursuant to this Section 1.3.

      1.4  Obligations of the Company.  In the case of each registration
           --------------------------
effected by the Company pursuant to this Section 1, the Company will advise each Holder of Registrable Securities in writing as to the initiation of such registration and as to the completion thereof, and the company will as expeditiously as reasonably possible:

          (a) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish such number of prospectuses and other documents incident thereto as any Holder of Registrable Securities included in such registration may from time to time reasonably request;

          (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (e) use its best efforts to register and qualify the securities covered by such registration statement under state securities or blue sky laws of such jurisdictions as such participating Holders of Registrable securities and underwriters may reasonably request, except in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction;

          (f) notify the Holders of Registrable Securities participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

          (g) advise such Holders of Registrable securities promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     1.5  Indemnification. In the event any Registrable Securities are included
          ---------------
in a registration statement under this Section 1:.

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities participating in a registration pursuant to this Section 1, and any underwriter for such Holder and each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) Each Holder of Registrable Securities participating in a registration pursuant to this Section 1 will indemnify and hold harmless the Company, each of the

Company's directors, officers, employees and agents, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any controlling person of any such underwriter and any other Holder selling securities in such registration statement, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to his subsection 1.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.5(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that any indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

          (d) The obligations of the Company and Holders under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

     1.6  Information by Holder.  Each Holder of Registrable Securities shall
          ---------------------
furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this section 1.

     1.7  Reports Under Securities Exchange Act of 1934. With a view to making
          ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to the Holders forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Commission Rule 144, the Securities Act and the Exchange Act,
(ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

     1.8  Transfer or Assignment of Registration Rights. The rights to cause the
          ---------------------------------------------
Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee who acquires all of the Registrable Securities previously held by such Holder; provided that the company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1.

     1.9  "Market Stand-Off" Agreement  If requested by the Company and an
          ----------------------------
underwriter of common stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any common stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period, or such shorter period specified or agreed to by the representative of the underwriters and the Company, following the effective date of any registration statements of the Company filed under the Securities Act; provided, however, that all Holders and officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty
(180) day period or such other period as is agreed to by the representatives.

     1.10  Delay of Registration.  No Holder shall have any right to take any
           ---------------------
action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

    1.11  Termination of Registration Rights. No Holder shall be entitled to
          ----------------------------------
exercise any right provided for in Section 1 above after the later of (a) February 24, 2001 or (b) at such time at which all Registrable Securities held by such Holder can be sold in any three month period without registration in compliance with Rule 144 of the Securities Act.

   2.  MISCELLANEOUS

     2.1  Governing Law. This Agreement shall be governed in all respects by the
          -------------
laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

     2.2  Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     2.3  Entire Agreement; Amendment; Waiver. This Agreement (including the
          -----------------------------------
Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders.

     2.4  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) when sent by overnight delivery and (iii) when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to the Holders:    Raymond R. Shook
     ------------------    Ronald H. Fraser
                           c/o Voyager Technologies, Inc.
                           605 E. Tennant Avenue
                           Morgan Hill, CA  95038
                           Tel:  (408) 778-7335
                           Fax:  (408) 779-5701

     Copy to:              Cohen & Ostler
     -------               555 University Avenue, #410
                           Palo Alto, CA  94303
                           Tel:  (650) 321-3835
                           Attention:  Mark Ostler, Esq.

     If to the Company:    PC-Tel, Inc.
     -----------------     1331 California Circle
                           Milpitas, CA  95035
                           Tel: (408) 965-2100
                           Fax: (408) 941-0488
                           Attention:  Chief Financial Officer

     Copy to:              Arter & Hadden LLP
     -------               Five Park Plaza
                           Suite 1000
                           Irvine, CA  92614
                           Tel: (949) 252-7500

                           Fax: (949) 833-9604
                           Attention:  Stephen LaCount, Esq.

Any party may sent any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     2.5 Delays or Omissions. No delay or omission to exercise any right, power
         -------------------
or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     2.6  Rights; severability. Unless otherwise expressly provided herein, a
          --------------------
Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable under applicable law, such provision shall be excluded from this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.7 Information Confidential. Each Holder acknowledges that the information
         ------------------------
received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

     2.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of
         --------------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     2.9  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

                                    PC-TEL, INC.


                                    By:  /s/ Peter Chen
                                       --------------------------

                                    Title: Chairman and CEO
                                          -----------------------


                                    STOCKHOLDERS:


                                    /s/ Raymond R. Shook
                                    ------------------------------
                                    Raymond R. Shook

                                    /s/ Ronald H. Fraser
                                    ------------------------------
                                    Ronald H. Fraser

                                       S-1